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                                                                    EXHIBIT 23.3



        Consent of PricewaterhouseCoopers LLP, Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 19, 1999, except as to the reverse stock split described in Note 10, which is as of May 5, 2000, relating to the financial statements and financial statement schedule of ValiCert, Inc., which appears in ValiCert, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
San Jose, California
May 30, 2001